EXHIBIT 99.1

Heat Biologics to Present Data on its ComPACT™ Technology, at the Society for Immunotherapy of Cancer (SITC) Annual Meeting

DURHAM, NC – November 6, 2017 – Heat Biologics, Inc. (“Heat”) (Nasdaq: HTBX), a biopharmaceutical company developing drugs designed to activate a patient’s immune system against cancer, will deliver pre-clinical data on its Combination Pan-antigen Cytotoxic Therapy (ComPACT™) platform on November 11, 2017, at the 32nd annual Society for Immunotherapy of Cancer (SITC).

The poster, Gp96-IG/costimulatory Combination Vaccine Improves T-cell Priming and Enhances Immunity, Memory, and Tumor Elimination, will be presented by Louis E. Gonzalez, Ph.D., director of research and principal scientist for Heat. He is available for discussion from 12:30 p.m. – 2 p.m. and 6:30 p.m. – 8 p.m. on Saturday, Nov. 11, 2017.

ComPACT is Heat’s next generation, T-cell Activation Platform (TCAP). It combines T-cell activation and co-stimulation in a single therapy by both delivering the gp96 heat shock protein and a T-cell co-stimulatory fusion protein (OX40L) in a single compound.

About Heat Biologics

Heat Biologics is a biopharmaceutical company developing immunotherapies designed to activate a patient's immune system against cancer by inducing CD8+ "Killer" T-cells. Our T-Cell Activation Platform (TCAP) produces therapies designed to turn "cold" tumors "hot," and be administered in combination with checkpoint inhibitor therapies and other immuno-modulators to increase their effectiveness. We are currently enrolling patients in our Phase 2 clinical trial for non-small cell lung cancer, in combination with Bristol-Myers Squibb's nivolumab (Opdivo®). We also have numerous pre-clinical programs at various stages of development. For more information, please visit www.heatbio.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and include statements regarding the intended results of our immunotherapies, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements, including the ability of Heat's ImPACT and ComPACT therapies to perform as designed, to demonstrate safety and efficacy, as well as results that are consistent with prior results,  the ability to enroll patients, and complete the clinical trials on time and achieve desired results and benefits, the company’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to the company’s ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, Heat’s and Pelican’s ability to maintain their license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its  ability to obtain or maintain the capital or grants necessary to fund its research and development activities, and its ability to retain its key scientists or management personnel, its ability to successfully integrate  Pelican and the other factors described in the company’s most recent annual report on Form 10-K  and other filings with the SEC.  The information in this release is provided only as of the date of this release and the company undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Contact

For Media and Investor Inquiries

Melissa M Conger

Heat Biologics/Pelican Therapeutics

+1 919 289 4017

mconger@heatbio.com